Exhibit 21.1
SUBSIDIARIES OF TRANSDIGM GROUP INCORPORATED
TransDigm Inc. is a 100% owned subsidiary of TransDigm Group Incorporated. TransDigm Inc. owns directly or indirectly the following subsidiaries:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
17111 Waterview Pkwy LLC	Delaware
4451734 Nova Scotia Company	Canada
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace GmbH	Germany
Adams Rite Aerospace, Inc.	California
Advanced Inflatable Products Limited	United Kingdom
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems Canada Ltd.	Canada
Airborne Systems Group Limited	United Kingdom
Airborne Systems Holdings Limited	United Kingdom
Airborne Systems Limited	United Kingdom
Airborne Systems NA, Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
Airborne Systems North America of NJ Inc.	New Jersey
Airborne Systems Pension Trust Limited	United Kingdom
Airborne UK Acquisition Limited	United Kingdom
Airborne UK Parent Limited	United Kingdom
Aircraft Materials Limited	United Kingdom
Air-Sea Survival Equipment Trustee Limited	United Kingdom
AmSafe Aviation (Chongqing), Ltd.	China
AmSafe Bridport (Kunshan) Co., Ltd.	China
AmSafe Bridport (Private) Ltd.	Sri Lanka
AmSafe Bridport Ltd.	United Kingdom
AmSafe Global Holdings, Inc.	Delaware
AmSafe Global Services (Private) Limited	Sri Lanka
AmSafe, Inc.	Delaware
Angus Electronics Co.	Delaware
Apical Industries, Inc.	Delaware
ARA Deutschland GmbH	Germany
ARA Holding GmbH	Germany
Arkwin Industries, Inc.	New York
Armtec Countermeasures Co.	Delaware
Armtec Countermeasures TNO Co.	Delaware
Armtec Defense Products Co.	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Auxitrol SAS	France
Auxitrol Weston Mexico, S. de R.L. de C.V.	Mexico
Auxitrol Weston Services China Ltd.	China
Auxitrol Weston Singapore Pte. Ltd.	Singapore
Auxitrol Weston USA, Inc.	Delaware
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Avionics Specialties, Inc.	Virginia
AvtechTyee, Inc.	Washington
Beta Transformer Mexico, S. de R.L. de C.V.	Mexico
Power Device Corporation	New York
Beta Transformer Technology LLC	Delaware
Breeze-Eastern LLC	Delaware
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bridport Ltd.	United Kingdom
Bridport-Air Carrier, Inc.	Washington
Bruce Aerospace, Inc.	Delaware
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Century Helicopters, Inc.	Colorado
Champion Aerospace LLC	Delaware
Chelton Avionics Holdings, Inc.	Delaware
Chelton Avionics, Inc.	Delaware
Chelton CTS Limited	United Kingdom
Chelton Defence Communications Limited	United Kingdom
Chelton Defense Products, Inc.	Delaware
Chelton Limited	United Kingdom
CMC Electronics Aurora LLC	Delaware
CMC Electronics Inc.	Canada
CMC Electronics ME Inc.	Canada
Darchem Engineering Limited	United Kingdom
Darchem Holdings Limited	United Kingdom
Dart Aerospace B.V.	Netherlands
Dart Aerospace ULC	Canada
Dart Aerospace USA, Inc.	Washington
Dart Aerospace Company	Canada
Dart Buyer, Inc.	Delaware
Dart Helicopter Services, Inc.	Delaware
Dart Intermediate, Inc.	Delaware
Dart TopCo, Inc.	Delaware
Data Device Corporation	Delaware
DDC Electronics K.K.	Japan

Name of Subsidiary	Jurisdiction of Incorporation or Organization
DDC Electronics Ltd.	United Kingdom
DDC Electronics Private Limited	India
DDC Elektronik, GmbH	Germany
Dukes Aerospace, Inc.	Delaware
Edlaw Limited	United Kingdom
Electromech Technologies LLC	Delaware
Elektro-Metall Export GmbH	Germany
Elektro-Metall Paks KFT	Hungary
EST Defence Company UK Limited	United Kingdom
Esterline Acquisition Ltd	United Kingdom
Esterline do Brasil Assessoria e Intermediação Ltda	Brazil
Esterline Europe Company LLC	Delaware
Esterline Foreign Sales Corporation	US Virgin Islands
Esterline International Company	Delaware
Esterline Mexico, S. de R.L. de C.V.	Mexico
Esterline Technologies Corporation	Delaware
Esterline Technologies Europe Limited	United Kingdom
Esterline Technologies French Acquisition Limited	United Kingdom
Esterline Technologies Global Limited	United Kingdom
Esterline Technologies Holdings Limited	United Kingdom
Esterline Technologies SGIP, LLC	Delaware
Esterline Technologies Unlimited	United Kingdom
European Antennas Limited	United Kingdom
Extant Components Group Holdings, Inc.	Delaware
Extant Components Group Intermediate, Inc.	Delaware
GQ Parachutes Limited	United Kingdom
Guizhou Leach-Tianyi Aviation Electrical Company Ltd	China
HarcoSemco LLC	Connecticut
Hartwell Corporation	California
Heli Tech Inc.	Oregon
Hytek Finishes Co.	Delaware
ILC Holdings, Inc.	Delaware
Irvin Aerospace Limited	United Kingdom
IrvinGQ France SAS	France
IrvinGQ Limited	United Kingdom
Janco Corporation	California
Johnson Liverpool LLC	Delaware
Kirkhill Inc.	Delaware
Korry Electronics Co.	Delaware
Kunshan Shield Restraint Systems, Ltd.	China
Leach Holding Corporation	Delaware
Leach International Asia-Pacific Ltd	Hong Kong
Leach International Corporation	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Leach International Europe S.A.S.	France
Leach International Germany GmbH	Germany
Leach International Mexico S. de R. L. de C. V.	Mexico
Leach International UK Ltd	United Kingdom
Leach Mexico Holding LLC	Delaware
Leach Technology Group, Inc.	Delaware
MarathonNorco Aerospace, Inc.	Delaware
Mason Electric Co.	Delaware
Mastsystem Int'l Oy	Finland
McKechnie Aerospace (Europe) Ltd.	United Kingdom
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace DE, LP	United Kingdom
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware
Mecanismos de Matamoros S. de R.L. de C.V.	Mexico
NAT Seattle Inc.	Delaware
NMC Group, Inc.	California
Nordisk Asia Pacific Limited	Hong Kong
Nordisk Asia Pacific Pte Ltd	Singapore
Nordisk Aviation Products (Kunshan) Ltd.	China
Nordisk Aviation Products AS	Norway
Nordisk Aviation Products LLC	Delaware
North Hills Signal Processing Corp.	Delaware
North Hills Signal Processing Overseas LLC	Delaware
Norwich Aero Products Inc.	New York
Offshore Helicopter Support Services, Inc.	Louisiana
Palomar Products, Inc.	Delaware
Paravion Technologies Inc.	Colorado
Pexco Aerospace, Inc.	Delaware
PneuDraulics, Inc.	California
Pressure Systems International Ltd	United Kingdom
Schneller Asia Pte. Ltd.	Singapore
Schneller LLC	Delaware
Schneller S.A.R.L.	France
Semco Instruments, Inc.	Delaware
Shield Restraint Systems Ltd.	United Kingdom
Shield Restraint Systems, Inc.	Delaware
Signal Processing Matamoros S.A. de C.V.	Mexico
Simplex Manufacturing Co.	Oregon
Skandia, Inc.	Illinois
Skurka Aerospace, Inc.	Delaware
Symetrics Industries, LLC	Florida
Symetrics Technology Group, LLC	Florida

Name of Subsidiary	Jurisdiction of Incorporation or Organization
TA Aerospace Co.	California
TA Mfg Limited	United Kingdom
Tactair Fluid Controls, Inc.	New York
TDG Bavaria GmbH	Germany
TDG Dart Limited	United Kingdom
TDG ESL Holdings Inc.	Delaware
TDG France Ultimate Parent SAS	France
TDG Germany GmbH	Germany
TEAC Aerospace Holdings, Inc.	Delaware
TEAC Aerospace Technologies, Inc.	Delaware
Telair International GmbH	Germany
Telair International Services PTE Ltd	Singapore
Telair US LLC	Delaware
Texas Rotronics, Inc.	Texas
TransDigm (Barbados) SRL	Barbados
TransDigm Canada ULC	Canada
TransDigm European Holdings Limited	United Kingdom
TransDigm Ireland Ltd.	Ireland
TransDigm Receivables LLC	Delaware
TransDigm Technologies India Private Limited	India
TransDigm UK Holdings plc	United Kingdom
Transicoil (Malaysia) Sendirian Berhad	Malaysia
Transicoil LLC	Delaware
Wallop Defence UK Limited	United Kingdom
Weston Aerospace Ltd	United Kingdom
Whippany Actuation Systems, LLC	Delaware
XCEL Power Systems Ltd.	United Kingdom
Young & Franklin Inc.	New York